EX-99
                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                                  NEWS RELEASE

                                 June 30, 1994


            SIGECO, LINCOLN NATURAL GAS MERGER TRANSACTION COMPLETED

A wholly-owned subsidiary of Southern Indiana Gas and Electric Company, Spencer Energy Corp., is merging with and into Lincoln Natural Gas Company, Inc., of Rockport, Indiana. This merger was completed on June 30, 1994, with the final approval of the Securities and Exchange Commission.

As a result of the merger, Lincoln Natural Gas Company will continue to operate as a separate subsidiary of Southern Indiana Gas and Electric Company. Many benefits will result from the closer relationship of the two companies, especially for the more than 1300 customers of Lincoln Natural Gas Company in the city of Rockport and surrounding area in southwestern Indiana, most of whom are also electric customers of SIGECO.

Southern Indiana Gas and Electric Company distributes and transports natural gas to over 100,000 customers in ten counties in southwestern Indiana, and generates and distributes electricity to over 117,000 customers in the area.